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                                                                   EXHIBIT 5.1

                                White & Case LLP
                            200 S. Biscayne Boulevard
                                   Suite 4900
                                 Miami, FL 33131

May 11, 2000

Marex.com, Inc.
2701 South Bayshore Drive
5th Floor
Miami, Florida  33133

Ladies and Gentlemen:

         You have requested our opinion in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by Marex.com, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") for registration under the Securities Act of 1933, as amended, of 4,900,000 shares of the Company's Common Stock (the "Shares") which may be acquired by certain employees of the Company pursuant to the terms and provisions of the Company's 1996 Incentive Stock Option Plan and the Amended and Restated 1997 Stock Option Plan (the "Plans").

         We are familiar with the corporate proceedings relating to the authorization of the Shares and have reviewed the corporate proceedings taken with respect to the approval of the Plans by the Company's Board of Directors and the Company's stockholders. We have examined and relied on originals, or copies certified to our satisfaction, of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion herein expressed.

         Based upon the foregoing, it is our opinion that the Shares will, if issued and delivered in accordance with the terms and provisions of the Plans, be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. By giving such consent we do not thereby admit that we are an "expert" with respect to any part of such Registration Statement as that term is used in the Securities Act of 1933, as amended, or the rules or regulations of the Commission issued thereunder.

                                                     Very truly yours,

                                                     /s/ White & Case LLP